Exhibit 10.21

          Purchase and Sale Agreement executed by and between Golden Flake Snack Foods, Inc., as Seller, and Rodney D. Evans and Everett James Crowell, as Purchasers, with an effective date of December 14, 2009, for the sale of land and improvements located in Duval County, at 4771 Phyllis St., Jacksonville, Florida.

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

     This PURCHASE AND SALE AGREEMENT ("Agreement") dated as of the ____ day of ____________, 20__ (the "Effective Date"), by and between Rodney D. Evans, an individual, and Everett James Crowell, an individual, having an address of 4850 Rosselle Street, Jacksonville, Florida 32254 (hereinafter called "Buyer"), and Golden Flake Snack Foods, Inc., a Delaware corporation duly qualified to conduct business in the state of Florida, having an address of P.O. Box 2447, Birmingham, AL 35205 (hereinafter called "Seller").

                              W I T N E S S E T H:

     WHEREAS, Seller is the record owner of fee simple title to certain real property and improvements located thereon at 4771 Phyllis Street, Jacksonville, Duval County, Florida, which property is currently improved with a warehouse building containing approximately 4,784 square feet of under roof space; and

     WHEREAS, Seller is desirous of selling and conveying the real property and improvements more particularly described below to Buyer, and Buyer is desirous of purchasing same from Seller, on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the sums of money paid and to be paid hereunder, and for other good and valuable considerations, the receipt and sufficiency all of which are hereby acknowledged, the parties hereto do covenant, stipulate and agree as follows:

     1.   SALE  AND  PURCHASE.    Seller  agrees  to  sell, assign, transfer and
convey  to  Buyer,  and  Buyer  agrees  to  purchase from Seller, the following:

          1.1. The real property described on Exhibit A attached hereto and by this reference made a part hereof, together with the improvements situated thereon, said land and improvements being located at 4771 Phyllis Street, Jacksonville, Duval County, Florida;

          1.2. All improvements, appurtenances, rights, easements, rights-of--way, tenements and hereditaments incident thereto and all title and interest, if any, of Seller in and to all strips and gores and any land lying in the bed of any street.

          1.3. All equipment, plumbing, heating, air conditioning systems presently incorporated in or located on the property.

(The real property improvements and personal property described in paragraphs 1. 1, 1.2 and 1.3 are collectively referred to as the "Property".)

     2.   PURCHASE  PRICE  AND PAYMENT.    In consideration of the conveyance of
the Property to Buyer, Buyer shall pay to Seller the sum of ONE HUNDRED SIXTY THOUSAND DOLLARS ($160,000.00) payable as follows:

          2.1. A deposit in the sum of TEN THOUSAND DOLLARS ($10,000.00) to be held by First American Title Insurance Company located at 3563 Philips Hwy, #601 E, Jacksonville, Florida 32207 ("Title Company") as escrow agent (in such capacity, "Escrow Agent") in a non-interest bearing trust account, with the principal credited against the purchase price ("Earnest Money Deposit").

          2.2. The balance of the purchase price shall be due in the form of cash or certified check at closing and shall be subject to prorations and adjustments.

The Earnest Money Deposit and the balance due at Closing are collectively referred to as the "Purchase Price".

     3.   INVESTIGATION PERIOD.

          3.1.     Buyer  shall  have,  at  reasonable times, a period of THIRTY
(30) days after the Effective Date (the effective date is the date the last party has agreed to terms) to perform such due diligence as Buyer deems necessary or appropriate to make a determination as to the desirousness of obtaining the Property, its suitability for Buyer's purposes and to determine whether or not the Property is satisfactory to Buyer ("Investigation Period"). At any time during the Investigation Period, Buyer may terminate this Agreement at it's sole discretion for any reason by giving notice thereof to Seller and receive a return of the Earnest Money Deposit, in which case neither party shall have any further obligation hereunder.

          3.2. During such Investigation Period, Buyer will, during normal business hours, be provided access to the Property to inspect the Property, verify zoning, conduct engineering and environmental studies and feasibility tests, determine available uses under zoning and the Comprehensive Land Use Plan, test for hazardous materials, and determine the availability of water, sewer, and other utilities.

          3.3. During the Investigation Period, Seller will make available, upon Buyer's request for inspection by Buyer, all building permits, plats, plans, governmental approvals relating to the construction and use of the Property, service agreements and/or management contracts, engineering data, drawings, plans, specifications, architectural drawings, studies, surveys, soil tests, audits, site assessments, reports and other information dealing with jurisdictional wetlands and environmental, soil and subsurface conditions of the Property affecting the Property that are in Seller's possession or control. Except as otherwise set forth herein, all such investigations, tests, verifications, copies and examinations shall be made by Buyer at Buyer's sole expense. If Buyer refuses or fails to close for any reason, all materials provided by Seller to Buyer and all materials relating to the Property obtained by Buyer, and all copies of any such materials, will be immediately delivered to Seller.

          3.4. Seller has delivered or will deliver to Buyer within ten (10) days of the Effective Date copies of all plans, drawings, studies, tests, development orders and other reports and information in its possession concerning the Property, including without limitation environmental reports, soil test reports, zoning and wetlands information, development orders and other regulatory requirements concerning land use affecting the Property or the development of which it is a part, surveys, title reports, covenants and restrictions, easements and plats. During the Investigation Period Buyer may, at its sole cost and expense, obtain such additional environmental reports as it deems necessary to fully evaluate the condition of the Property.

          3.5. If during the Investigation Period, Buyer determines in its judgment that it has been unable to obtain such studies, reports, authorizations or tests in order for Buyer to make a determination to acquire the Property, and it is continuing to attempt to secure same, then upon written notice to Seller, prior to the expiration of such period, it may extend the Investigation Period by an additional thirty (30) days.

          3.6. Buyer hereby agrees to defend, indemnify and hold Seller harmless against any claims, costs, damages, or liability arising out of Buyer's inspection of the Property, including costs and reasonable attorney's fees at both trial and appellate levels. Buyer hereby agrees to defend, indemnify and hold Seller harmless from and against all liens on the Property filed by contractors, materialmen, or laborers performing work and tests for Buyer. If this sale does not close, Buyer shall restore the Property to its original condition, and Buyer's obligation under this paragraph 3.6 shall survive Closing or the expiration or termination of this Agreement.

     4.   SURVEY.

          (a) On or before twenty-five (25) days from the Effective Date, Seller, at its expense, shall deliver to Buyer an ALTA survey of the Property (the "Survey") prepared by Florida registered land surveyors and dated no more than twenty-five (25) days prior to the Effective Date. The Survey shall be completed in accordance with the minimum standard detail requirements for an ALTA survey; will, prior to Closing, be certified by such surveyor to (i) Buyer,
(ii) the Title insurer, (iii) Seller; (iv) Buyer's counsel; and (v) any lenders designated by Buyer; have one perimeter description of the Property; show all improvements, easements, rights-of-way, set-back lines, encroachments and other matters affecting the use or development of the Property; show all title exceptions shown on the title insurance commitment which are capable of being located on the Property; and certify that the Property is located within the applicable flood zone according to the HUD Flood Insurance Rate Map, all of which shall be in form and substance satisfactory to Buyer.

          4.2. If the Survey shows (i) any encroachments on the Property or that improvements, if any, on the Property encroach on other lands; (ii) that the Property is not contiguous to a publicly dedicated right-of-way; or (iii) any other title matters other than Permitted Exceptions, Buyer shall notify Seller in writing within ten (10) days after Buyer's receipt of the Survey specifying such defects. Survey defects shall be treated in the same manner as Title Defects under paragraph 5 below.

     5.   QUALITY OF TITLE.

          5.1. Buyer shall not be obligated hereunder unless title to the Property shall be marketable of record as will enable the Title Company to issue to Buyer, at regular rates, its full Purchase Price coverage, standard marketability revised ALTA Owner's Title Insurance Policy, in the amount of the Purchase Price hereunder, without exceptions, and free and clear of all other liens and encumbrances and subject only to the following permitted exceptions:

          (a) Ad valorem taxes for the year of Closing (as such term is hereinafter defined) and subsequent years;

          (b) Such other exceptions as are satisfactory to Buyer in Buyer's sole and absolute discretion; and

          (c) Other matters as may be subsequently approved in writing by Buyer or title objections waived by Buyer pursuant to this paragraph.

          5.2. A title commitment, together with copies of all exceptions, shall be obtained, by Buyer attorney, at Seller's expense on or before twenty-five (25) days after the Effective Date. If the title evidence reveals any defects in the title to the Property, other than the Permitted Exceptions, the Buyer shall have the right to notify the Seller in writing of the defects.

          (a) If the Title Commitment reflects any title exceptions that Buyer, in its sole and absolute discretion, deems unacceptable (the "Title Defect"), then Buyer shall have ten (10) days from receipt of the Title Commitment to give Seller written notice of such Title Defect. Except as provided herein, Seller shall not be obligated to remove any such Title Defect. Notwithstanding anything contained herein to the contrary, except as hereinafter limited, Seller shall be obligated to expend whatever sums are required to remove or obtain affirmative coverage for the following Title Defects ("Monetary Encumbrances") prior to, or at, the Closing:

                   (i) all mortgages, security deeds or other security instruments encumbering the Real Property;

                   (ii) all past due ad valorem taxes and assessments of any kind, whether or not of record, which constitute, or may constitute, a lien against the Real Property (to the extent that such assessments can be cured by the payment of money);

                   (iii) judgments against Seller (which do not result from acts or omissions on the part of Buyer) which have attached to and become a lien against the Real Property; and

                   (iv) any other monetary encumbrances or liens attaching to the Property.

          (b) Notwithstanding Paragraph (A) in the event Seller elects not to cure or is unable to cure any Title Defect prior to Closing, Buyer shall have the option to waive any Title Defect and proceed to Closing with such Title Defect being included as a Permitted Exception, or terminate this Agreement and receive the Earnest Money Deposit, in which case neither party shall have any further obligation hereunder; except that Buyer may be entitled to damages if Seller has failed to remove any Monetary Encumbrances in accordance with the requirements of this Agreement.

     If Buyer does not make its election in writing within the time permitted, the Buyer will be deemed to elect to terminate this Agreement. Notwithstanding anything herein to the contrary, Seller shall be obligated to cure any monetary liens against the Property arising by, through or under Seller.

     6.   REPRESENTATIONS WARRANTIES AND COVENANTS OF SELLER.

          6.1. Prior to Closing Seller agrees to remove all debris and trash located on the Property, if any.

          6.2. Seller's Representations. To induce Buyer to enter into this agreement and to close the transactions contemplated hereby, Seller makes the following representations to Buyer (the "Representations"):

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business in the State of Florida. The individual executing this Agreement has full and lawful authority to bind and obligate Seller to perform its obligations as herein provided and upon execution hereof, this Agreement shall be the binding and legal obligation of Seller and is enforceable against Seller under the laws of the State of Florida.

          (b)      There are no leases.

          (c) Except as otherwise noted herein, Seller has no knowledge of any violation of any Environmental Laws pertaining to the use of Hazardous Materials on the Property, as hereinafter defined or of any of the following:

                   (i) The property had an existing underground tank that was removed. Seller shall provide the Underground Storage Tank Removal Closure Report describing the data, findings and conclusions. If Seller is unable to provide the Closure Report, the Seller shall generate a Clean Phase I Audit for Buyer's review. and

                   (ii) That any Hazardous Materials are buried on the Property.

          As used herein, the term "Hazardous Material" shall mean any hazardous, toxic, radioactive or dangerous waste, substance or material defined as such in or for the purposes of the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), The Resource Conservation Recovery Act ("RCRA"), the Superfund Amendment Reauthorization Act ("SARA"), any so-called superfund or superlien law, Chapter 403, Florida Statutes (1993), or any other federal, state or local statute law, ordinance, code, rule, regulation, order, decree, regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or any time hereafter in effect (the "Environmental Laws"), and any petroleum products.

          (d) The Property is owned by the Seller and is free and clear of encumbrances.

          (e) Seller is not the subject of a receivership, nor is it insolvent. There are no unsatisfied liens, judgments or decrees of any kind against the Seller or the Property, or any actions or proceedings, pending or threatened, before any court or administrative agency which would affect the Seller or the Property.

          (f) Except as provided herein and to the best of Seller's knowledge, no person has generated, placed, disposed or stored in, on, upon, over or under the Property (i) asbestos in any form, (ii) urea formaldehyde form insulation, (iii) poly-chlorinated biphenyls, or (iv) any other chemical, material or substance exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority.

          (g) There are no special assessments, condemnation or eminent domain proceedings pending, or, to the best of Seller's knowledge, threatened, which would affect the Property.

          (h) There are no management, real estate, leasing or rental commissions in existence affecting the Property which are or could be the obligation of Buyer.

          (i) The Property is not subject to any DRI development order under Chapter 380, Florida Statutes, nor is it subject to aggregation with any other property of Seller or with property which heretofore was subject to a DRI development order.

          (j) Seller has received no notice of violation, and to the best of Seller's knowledge, there exists no violations of any law, ordinance, order, rule, regulation, covenant or other restriction affecting the Property.

          (k) Seller has made no commitments to or agreements with any governmental authority or other person, which are binding upon Buyer of the Property which have not been disclosed to the Buyer and made part of this agreement.

          (l) There is no person which is required to approve or consent to the conveyance or contemplated use of the Property by Buyer, as is herein contemplated, or if required, such approval or consent will be obtained by Closing.

          (m)      Seller is not  a  "foreign  person"  within  the  meaning  of
Section 1445 of the Internal Revenue Code of 1986, and has furnished Buyer with its Federal Employer Identification Number. At Closing, Seller will execute and deliver to Buyer a Non-Foreign Certification of Individual Transferor, in form and substance satisfactory to Buyer's counsel.

          (n) No notice of commencement has been filed with respect to the Property and no work has been done or materials furnished to the Property within the preceding ninety (90) days for which a lien could arise.

          (o) There are no persons in possession of the Property (or any portion thereof) or having rights to possession of the Property (or any portion thereof) except Seller.

          6.3      Expectations, warranties and covenants shall survive closing.

     7.   LEASES.

          (a)      There are  no Leases affecting the Property, oral or written.

     8.   CONDITIONS PRECEDENT.

          8.1. Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to satisfaction (or written waiver by Buyer) of each of the following conditions or requirements on or before the Closing Date:

          (a) (Seller's warranties and representations under this Agreement shall be true and correct, and Seller shall not be in default hereunder.

          (b) All obligations of Seller contained in this Agreement, shall have been fully performed in all material respects and Seller shall not be in default under any covenant, restriction, right-of-way or easement affecting the Property.

          (c) A Title Insurance Commitment in the full amount of the Purchase Price shall have been issued to the Buyer, subject only to Permitted Exceptions.

          (d) The physical and environmental condition of the Property shall be unchanged from the date of this Agreement, ordinary wear and tear excepted.

          (e) Seller shall have delivered to Buyer the following in form reasonably satisfactory to Buyer:

               (i) General Warranty Deed in proper form for recording, duly executed and acknowledged so as to convey to Buyer the fee simple title to the Property, subject only to the Permitted Exceptions (the "Deed");

               (ii) Originals, if available, or if not, true copies of the Leases and of the governmental approvals, or and such Materials as may be in the possession or control of Seller;

               (iii) A title certificate, properly endorsed by Seller, as to any items of Property for which title certificates exist;

               (iv)    The  Survey;

               (v)     A   general   assignment   of   all  assignable  existing
warranties relating to the Property, to the extent said existing warranties relating to the Property are in Seller's possession;

               (vi) An owner's affidavit, non-foreign affidavit and such further instruments of conveyance, transfer and assignment and other documents as may reasonably be required by Buyer or its counsel in order to effectuate the provisions of this Agreement and the transactions contemplated herein;

               (vii) The originals or copies of any real property tax bills for the Real Property and Improvements for the then current fiscal year and the previous year, and, if requested, the originals or copies of any current water, sewer and utility bills which are in Seller's custody or control;

               (viii)  Affidavit/Certificate   of   Resolution   and  Incumbency
Certificate for Seller and/or its principals authorizing the transaction described herein.

               (ix) All keys and other means of access to the Improvements in the possession of Seller or its agents; and

               (x)     Closing  Statement.

          In  the  event  that all of the foregoing provisions of this paragraph
8.1 are not satisfied and Buyer elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Buyer by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in paragraph 3.6.

          8.2. Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement are subject to satisfaction (or written waiver by Seller) of each of the following conditions or requirements on or before the Closing date:

          (a) All of the obligations of Buyer contained in this Agreement shall have been fully performed by or on the date of Closing in compliance with the terms and provisions of this Agreement.

          (b) Buyer shall have delivered to Seller at or prior to the Closing the following, which shall be reasonably satisfactory to Seller:

               (i) Delivery and/or payment of the balance of the Purchase Price in accordance with paragraph 2 at Closing;

               (ii)    Closing Statement executed by Buyer;

          In the event that all conditions precedent to Buyer's obligation to purchase shall have been satisfied but the foregoing provisions of this Section 82 have not, and Seller elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Seller by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in paragraph 3.6.

          8.3. Best Efforts. Each of the parties hereto agrees to use reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

     9.   CLOSING AND CLOSING DATE.

          9.1. Closing Date. The consummation of this sale by Seller and the purchase by Buyer of the Property (the "Closing" or "Closing Date") shall be held on or before thirty (30) days following the expiration of the Investigation Period, at the office of the Title Company in Jacksonville, Florida.

          9.2. In the event Buyer shall have notified Seller pursuant to Paragraph 3.5 above and extended the Investigation Period, then Buyer shall have the right to a thirty (30) day extension within which to close this transaction. In the event Buyer exercises its right to extend, then the extended date shall be deemed the Closing Date for purposes of this transaction.

          9.3. Waiver of Attendance at Closing. Either party may waive its appearance at Closing by providing to Escrow Agent on or before the date established for Closing all documents, funds and things required to be delivered by said party pursuant to this Agreement along with written instruction as to the conditions (if any) for release thereof as well as instructions for the delivery of documents, funds and things to be delivered to said party.

     10. APPORTIONMENTS. All ad valorem taxes, assessments, rents and other expenses and revenues of the Property, related to periods extending beyond the Closing Date, shall be prorated between Seller and Buyer as of midnight on the day immediately preceding the Closing Date. The ad valorem tax proration shall be based upon the fully documented amount reflected on the current year's assessment. If the current year's assessment is not available, taxes will be prorated on the prior year's assessment and either party shall have the right to request and obtain a re-proration on receipt of the appropriate tax bill.

     11.  CLOSING COSTS.

          11.1.    Seller shall pay the following closing costs:

          (a)      Documentary stamps on the Deed;

          (b)      Recording releases of encumbrances;

          (c) The premium and search fees for issuance of an Owner's Fee Title Insurance Policy insuring Buyer in the full amount of the Purchase Price;

          (d)      Survey;

          (e)      Seller's attorney's fees;

          (f)      The real estate commission set forth in paragraph 12 below;

          (g) All curative title documents for title and survey defects required under Paragraph 5.2 above;

          (h) All recording fees other than for the Warranty Deed and documents relating to Buyer's financing;

          11.2.    Buyer shall pay the following closing costs:

          (a)      Recording of the Deed.

          (b)      Buyer's attorney's fees.

          (c)      Any and  all  expenses  incurred  by   Buyer  for  financing,
          permitting, environmental, investigations and inspections.

          (d)      Costs associated with Buyer's financing, if any.

     12. BROKERAGE. The Seller agrees to pay Pine Street I RPS, LLC (Sellers Agent) a total commission of Six percent (6%) of the total sales price at the closing of this transaction.

     13.  CASUALTY/CONDEMNATION.

          13.1. Seller assumes all risk and liability, damage to or injury occurring to the Property and/or Personal Property by fire, storm, accident or any other casualty or cause until the Closing has been consummated. If the Property or Personal Property, or any part thereof, suffers any damages prior to the Closing from fire or other casualty, Buyer may either (i) terminate this Agreement and the Earnest Money Deposit and all interest thereon shall be returned to Buyer, in which event the parties shall have no further rights and liabilities hereunder except with respect to those matters specifically surviving termination or Closing; or (ii) without repairing such damage, consummate the Closing, in which fatter event the proceeds of any insurance covering such damage shall be assigned to Buyer at Closing.

          13.2. If, prior to Closing, action is initiated or threatened to take a material part of the Property by eminent domain proceedings or by deed in lieu under threat thereof, Buyer may either (i) terminate this Agreement and receive a refund of the Earnest Money Deposit and all interest thereon, in which event the parties shall have no further rights or obligations hereunder except those matters specifically surviving termination or Closing; or (ii) consummate the Closing in which latter event any award received or to be received by Seller from the condemning authority shall be assigned to Buyer at the Closing. For purposes hereof, a "material part" shall be deemed to mean a taking which (i) prohibits or impedes Buyer's intended use of the Property; (ii) affects any means of ingress or egress to the Property; or (iii) physically affects more than ten percent (10%) of the available square footage of the Property.

     14.  DEFAULT.

          14.1. In the event Buyer fails to perform any of the covenants and agreements set forth in this Agreement on its part to be performed within the time or times specified herein, the Earnest Money Deposit deposited by Buyer with Buyer's counsel hereunder and shall be paid to Seller as consideration for its execution of this Agreement and in full settlement of, and as liquidated damages for, any and all claims for damage occasioned by Buyer's default, the exact measure of damages being impossible to ascertain, and upon such payment this Agreement shall terminate, expire, cease and become null and void and, thereafter, all parties hereto shall be relieved of any and all further obligations and liabilities to each other under this Agreement, save and except those which by the terms of this Agreement are intended to survive any such termination.

          14.2. In the event the Seller fails to perform any of the covenants and agreements set forth in this Agreement on its part to be performed, the Earnest Money Deposit and shall be returned to Buyer on demand, and upon such demand and the return of said Earnest Money Deposit to Buyer, this Agreement shall terminate, expire, cease and become null and void and, thereafter, all parties hereto shall be relieved and absolved of all further obligations and liabilities to each other under this Agreement, save and except those which by the terms of this Agreement are intended to survive any such termination. The Buyer, however, at its option and in lieu of the return of the Earnest Money Deposit and interest, as aforesaid, may proceed to enforce its rights of specific performance, against Seller under this Agreement.

     15. NOTICES. All notices, requests, demands, and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be given to the party at its address or facsimile number set forth below. Each notice shall be deemed to have been duly given and received(1): (a) as of the date and time the same are personally delivered with a receipted copy, (b) if given by facsimile, when the facsimile is transmitted

_____________________________
(1) Provided that such notice shall not be deemed tardy because it is mailed on or before the date due hereunder but not the requisite number of days prior, only that delivery by such method shall extend the period of any required response from the recipient.

to the party's facsimile number specified below and confirmation of complete receipt is received by that transmitting party during normal business hours or the next Business Day if not confirmed during normal business hours; (c) if delivered by U. S. Mail, within three (3) days after depositing with the United States Postal Service, postage prepaid by certified mail, return receipt requested, or (d) if given by a nationally recognized or reputable overnight delivery service within one (1) day after deposit with such delivery service.

               If to Seller:       Golden Flake Snack Foods, Inc.
                                   P.O. Box 2447
                                   Birmingham, AL 35201
                                   Facsimile: (205) 458-7335

               With a copy to:     John P. McKleroy, Jr.
                                   Spain & Gillon, LLC
                                   2117 Second Avenue North
                                   Birmingham, AL 35203
                                   Facsimile: (205) 324-8866

               With a copy to:
                If to Buyer        Rodney D. Evans, an individual, and
                                   Everett James Crowell, an individual
                                   4580 Rosselle Street
                                   Jacksonville, Florida 32254
                                   Facsimile _______________

               With a copy to:     Joseph J. Van Rooy
                                   6622 Southpoint, Suite
                                   170 Jacksonville, Florida 32216
                                   Facsimile: ______________

or at such other address as the parties may specify from time to time by written notice to the other party. Notwithstanding the provisions hereof to the contrary, legal counsel for either party may provide any notice required or permitted hereunder solely by direct communication from said party's legal counsel to legal counsel for the other party pursuant to the methods of notice permitted under this paragraph.

     16. SUCCESSORS AND ASSIGNS. All terms of this Agreement shall be binding upon, shall inure to the benefit of, and be enforceable by the parties hereto and its respective legal representatives, heirs, successors and assigns. This Agreement may not be assigned without the written consent of Seller, which consent will not be unreasonably withheld or delayed.

     17. GOVERNING LAW. This Agreement is intended to be performed in the State of Florida and shall be governed and construed in all respects in accordance with the laws of the State of Florida, without regard to concepts of choice of laws. Venue in any action arising under this Agreement shall lie exclusively in the County and Circuit Courts of the Florida county in which the property is located.

     18. CAPTIONS. The captions of this Agreement are inserted for convenience or reference only and not to define, describe or limit the scope or the intent of this Agreement or any term hereof.

     19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     20. CHANGES AND MODIFICATIONS; CHANGES AND INCORPORATION OF PRIOR AGREEMENTS. This Agreement may not be orally changed, modified or terminated. This Agreement supersedes any and all prior understandings, letters of intent and/or letter agreements. Other matters of similar nature shall be deemed to be of no force or effect in the interpretation of this Agreement, it being intended that this Agreement represents the entire understanding of the parties. No modification or waiver of any provision hereof shall be valid unless in writing and signed by the party against whom it is to be enforced.

     21. WAIVER. No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligations specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of any party's right to demand strict compliance with the terms hereof; provided, however, that any party may, at its sole option, waive any requirement, covenant or condition herein established for the benefit of such party without affecting any of the other provisions of this Agreement.

     22. FURTHER ASSURANCES. Seller and Buyer each agree to execute and deliver to the other such further documents and instruments as may be reasonable and necessary in furtherance of and to effectuate the intent of the parties as expressed by the terms and conditions hereof.

     23. ATTORNEY'S FEES. If either party commences an action against the other to enforce any of the terms hereof or because of the breach by either party of any of the covenants, terms or conditions hereof, the prevailing party shall be entitled to costs, expenses, and reasonable attorney's fees at both trial and appellate levels incurred in connection with the bringing and/or defense of any such action.

     24.  TIME OF ESSENCE. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

     25. RADON. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. This disclosure is required by Florida law to be contained in all contracts for sale or lease of buildings.

     26.  ESCROW AGENT; EARNEST MONEY DEPOSIT

          26.1. Duties. By signing a copy of this Agreement, Escrow Agent agrees to comply with the terms hereof insofar as they apply to Escrow Agent. Upon its receipt, Escrow Agent shall receive and hold the Earnest Money Deposit in trust, to be held and disbursed in accordance with the provisions of this Agreement.

          26.2. Indemnity. Escrow Agent shall not be liable to either party except for claims resulting from the gross negligence or willful misconduct of Escrow Agent. If the escrow is involved in any controversy or litigation, the parties hereto shall jointly and severally indemnify and hold Escrow Agent free and harmless from and against any and all loss, cost, damage, liability or expense, including costs of reasonable attorneys' fees to which Escrow Agent may be put or which may incur by reason of or in connection with such controversy or litigation, except to the extent it is finally determined that such controversy or litigation resulted from Escrow Agent's gross negligence or willful misconduct. If the indemnity amounts payable hereunder result from the fault of Buyer or Seller (or their respective agents), the party at fault shall pay, and hold the other party harmless against, such amounts.

          26.3.    INTENTIONALLY  OMITTED

          26.4. Withdrawal. No party shall have the right to withdraw any monies or documents deposited by it with Escrow Agent prior to the Closing or termination of this Agreement except in accordance with the terms of this Agreement.

          26.5. Written Objection. If a written objection is filed within the time allowed or if the Escrow Agent is in doubt as to its duties, the Escrow Agent may continue to hold the funds in escrow until the matter is resolved either by joint written direction from the parties or by any County or Circuit court having jurisdiction of the dispute or the Escrow Agent may interplead the same in the applicable County or Circuit court and be relieved of any and all liability therefor. In any action or proceeding regarding the Earnest Money Deposit brought by Escrow Agent or to which Escrow Agent is made a party the Escrow Agent shall be entitled to recover its reasonable costs and attorney's fees (through appeal).

     27. DUE NEGOTIATION. This Agreement has been drafted following due negotiation by both parties and their respective representatives and fairly and accurately reflects the intent of the parties with regard to the terms and conditions of this Agreement. Accordingly, all parties agree that this Agreement shall not be construed for or against any party, but rather solely on the plain meaning of the contents hereof. None of the parties hereto shall be considered to be the drafter of this Agreement or any provision hereof for the purpose of any statute, case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter thereof. Each party has had or has been advised to seek legal advice by an attorney of their own choice prior to the execution of this Agreement. Each party fully understands the facts and has been informed fully as to their legal rights and obligations. Each party is signing or has signed this Agreement freely and voluntarily and with full knowledge of the possible implications hereof.

     28. ACCEPTANCE DATE. This Agreement shall become effective as a contract when signed by both Buyer and Seller. If not executed by all parties on or before " the proposed transaction shall terminate.

     29. RECORDING. Neither this Agreement, any portion thereof, nor any memorandum relating hereto, shall be placed of record by any party to this Agreement.

     30. NO ASSUMPTION OF SELLER'S LIABILITIES. Buyer is acquiring only the Property from Seller. Buyer does not assume or agree to pay, or indemnify the Seller or any other person or entity against, any liability, obligation, or expense of the Seller or relating to the Property in any way except only to the extent, if any, herein expressly and specifically provided.

     31. "AS IS" SALE. Notwithstanding any provision to the contrary herein, Purchaser acknowledges and agrees that, prior to closing, Purchaser will have made its independent investigation and examination of the property and conditions associated therewith in order to become familiar with the condition thereof. Except as expressly set forth in this Agreement, it is understood and agreed that Seller is not making and has not at any time made any warranties or representations of any kind or character, expressed or implied, with respect to the property, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness or suitability of the property for a particular purpose or intended use, income derived from the property, physical condition, the structural integrity of any improvements, soil conditions, latent or patent physical conditions, the sufficiency of any undershoring, the sufficiency of any drainage, whether the premises is located wholly or partially in any flood plain or flood hazard boundary or similar area and any other matter affecting the stability or integrity of the land or the improvements.

     This Paragraph 31 shall survive closing.

     32. WAIVER OF JURY TRIAL. SELLER AND BUYER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY. THIS PROVISION IS A MATERIAL
INDUCEMENT  FOR  THE  SELLER  AND  BUYER  ENTERING  INTO  THIS  AGREEMENT.

     IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the Effective Date.

Signed, sealed and delivered
in the presence of:

                                     Golden Flake Snack Foods, Inc., a Delaware
--------------------------------     Corporation
[                     ]
Print Name                           Date: _____________________


--------------------------------
[                     ]
Print Name
                                     By:
                                         ---------------------------------------
                                     [                     ]Print Name
                                             Its ___________ President


                                     Rodney D. Evans, an individual
--------------------------------
[                     ]
Print Name                           Date: _____________________


--------------------------------
[                     ]              By:
Print Name                               ---------------------------------------
                                     [                     ]Print Name


                                     Everett James Crowell
--------------------------------
[                     ]
Print Name                           Date: _____________________


--------------------------------
[                     ]              By:
Print Name                               ---------------------------------------
                                     [                     ]Print Name

                                 ACKNOWLEDGMENT
                                 --------------

     First American Title Insurance Co., Jacksonville, FL 32207 acknowledges receipt of the Earnest Money Deposit (if paid by check, subject to clearance) and agrees to act as Escrow Agent in accordance with the terms of the foregoing Agreement.

     ACKNOWLEDGED  this  _____  day  of  ____________,  20__.

                                     Name

                                     By:
                                        ----------------------------------------

                                   EXHIBIT A
                                  See attached

                        SEE ATTACHED PDF FOR MAP GRAPHIC

                                   EXHIBIT B

                          General Conditions of Escrow

     Without limitation, Escrow Agent shall not be liable for any loss or damage resulting from the following:

a. The financial status or insolvency of any other party or any misrepresentation made by any other party.

b. Any legal effect, insufficiency or undesirability of any instrument deposited with or delivered by or to Escrow Agent or exchanged by the parties hereunder, whether or not Escrow Agent prepared such instrument.

c.   The default,  error,  action  or omission of any other party to the escrow.

d. Any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection or while those funds are on deposit in a financial institution if such loss or impairment results from the failure, insolvency or suspension of a financial institution or any loss or impairment of funds due to the invalidity of any draft, check, document or other negotiable instrument delivered to the Escrow Agent.

e. The expiration of any time limit or other consequence of delay, unless a properly executed instruction, accepted by Escrow Agent has instructed the Escrow Agent to comply with said time limit.

f. Escrow Agent's compliance with any legal process, subpoena, writ, order, judgment or decree of any court, whether issued with or without jurisdiction and whether or not subsequently vacated, modified, set aside or reversed.

g. Any shortfall in the sufficiency of the amount held in escrow to accomplish the purpose of this Escrow Agreement.

h. Any obligation to collect additional funds, unless such obligation is in writing and signed by the Escrow Agent.